Exhibit 2

Members of Group

Deer VIII & Co. Ltd.

Deer VIII & Co. L.P.

Bessemer Venture Partners VIII L.P.

Bessemer Venture Partners VIII Institutional L.P.

15 Angels II LLC

Deer X & Co. Ltd.

Deer X & Co. L.P.

Bessemer Venture Partners PR, L.P.